Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-176353, 333-197988, 333-224805, 333-197988, 333-184292, 333-182957, 333-176353, 333-111829) of CoreLogic, Inc. of our report dated February 26, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 26, 2021